SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stewardship Financial Corporation
(Exact name of registrant as specified in its charter)

New Jersey	22-3351447
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

630 Godwin Avenue, Midland Park, NJ	07432
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
N/A
(Title of class)

Explanatory Note:

This registration statement on Form 8-A is being filed to change the registration of the common stock, no par value (the “Common Stock”), of Stewardship Financial Corporation, a New Jersey corporation (the “Registrant”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the Common Stock on The NASDAQ Stock Market LLC (“Nasdaq”). The Common Stock is currently registered under Section 12(g) of the Exchange Act and is listed on the OTCBB (“OTCBB”). The Registrant anticipates that the listing of the Common Stock on OTCBB will be terminated following the closing of trading on OTCBB on March 27, 2007 and that the listing of the Common Stock on Nasdaq will begin at the opening of trading on the Nasdaq on March 28, 2007.

Item 1. Description of Registrant’s Securities to be Registered

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form 8-B as filed with the Securities and Exchange Commission on December 10, 1996.

Item 2. Exhibits

The following exhibits are filed as a part of this registration statement:

3.1
Provisions of the Certificate of Incorporation of the Registrant that define the rights of security holders of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 3(i) to the Registration Statement No. 000-21855 on Form 8-B filed on December 10, 1996 and incorporated herein by reference)

3.2
By-Laws of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 3(iii) to the Registration Statement No. 000-21855 on Form 8-B filed on December 10, 1996 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Stewardship Financial Corporation
(Registrant)

Date: March 23, 2007	By:	/s/ Julie E. Holland
Julie E. Holland Senior Vice President and Treasurer

EXHIBIT INDEX

3.1
Provisions of the Certificate of Incorporation of the Registrant that define the rights of security holders of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 3(i) to the Registration Statement No. 000-21855 on Form 8-B filed on December 10, 1996 and incorporated herein by reference)

3.2
By-Laws of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 3(iii) to the Registration Statement No. 000-21855 on Form 8-B filed on December 10, 1996 and incorporated herein by reference)